UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)     AUGUST 19, 2004


                              LAS VEGAS SANDS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)


             333-42147                                     04-3010100
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     (Commission File Number)                  (IRS Employer Identification No.)


    3355 LAS VEGAS BOULEVARD SOUTH
           LAS VEGAS, NEVADA                                  89109
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  The information filed under this Item shall also be deemed to be filed under Item 2.03. Creation of a Direct Financial Obligation.

                  On August 20, 2004, Las Vegas Sands, Inc. ("LVSI") and its wholly-owned subsidiary, Venetian Casino Resort, LLC (collectively, the "BORROWERS"), entered into a senior secured credit facility with Goldman Sachs Credit Partners L.P., as syndication agent, sole arranger and sole bookrunner, The Bank of Nova Scotia, as administrative agent, certain lenders and Wells Fargo Foothill, Inc., CIT Group/Equipment Financing, Inc., Commerzbank AG as documentation agents (the "CREDIT AGREEMENT"). The Credit Agreement provides for a $125 million revolving credit facility and $885 million in term loan facilities. Approximately $665 million of the proceeds from this facility were drawn at closing of which approximately $291 million were used to repay in full the Borrower's existing credit facility debt under the 2002 Credit Facility (as defined below). In addition, $60 million in aggregate face amount of letters of credit outstanding under the 2002 Credit Facility were deemed outstanding under the Credit Agreement. The Borrowers expect to use the remaining proceeds from the term facilities to fund design, development, construction and pre-opening costs for the Venetian's Palazzo casino resort project, to pay related fees and expenses and for working capital purposes. The indebtedness under the new Credit Agreement is guaranteed by certain of the Borrowers' domestic subsidiaries (the "GUARANTORS"). The Borrowers' obligations under the Credit Agreement and the guarantees of the Guarantors are secured by a first-priority security interest in substantially all of the Borrowers' and Guarantors' assets, other than capital stock. Borrowings under the term loan facilities and revolving loan facilities bear interest, at the Borrowers' option, at either an adjusted Eurodollar rate or at an alternative base rate, plus a spread.

                  The Credit Agreement contains affirmative, negative and financial covenants customary for such financings. The Credit Agreement also requires the Borrowers to maintain the following financial ratios as of the last day of each fiscal quarter. The defined terms used below have the meaning set forth in the Credit Agreement:

o minimum ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense of not less than 1.5 to 1.0 until the last day of the fiscal quarter in which Substantial Completion of the Palazzo is achieved, decreasing thereafter as provided in the Credit Agreement;

o maximum ratio of Consolidated Total Debt outstanding to Consolidated Adjusted EBITDA of not more than 7.25 to 1.0 until the last day of the fiscal quarter in which Substantial Completion of the Palazzo is achieved, decreasing thereafter as provided in the Credit Agreement;

o minimum Consolidated Net Worth to be not less than $400.0 million until September 30, 2004, and not less than $400.0 million plus 85% of Consolidated Net Income of the Borrowers and all of their respective Subsidiaries for all subsequent fiscal quarters;

o Maximum Consolidated Capital Expenditures Amount, which excluded certain Palazzo-related construction costs) for the periods from August 20, 2004 until December 31, 2005 and the fiscal year beginning January 1, 2005 of not more than $80.0 million, decreasing in fiscal years thereafter as set forth in the Credit Agreement.

                  The Credit Agreement contains events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; certain ERISA events; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods and materiality concepts.

                  The Bank of Nova Scotia and Goldman Sachs Credit Partners L.P. and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for the Borrowers and their affiliates from time to time, for which they have received customary compensation, and may do so in the future.


         ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

                  On August 20, 2004, the Borrowers terminated the Borrowers' prior $375 million credit facility, dated as of June 4, 2002, as amended as of March 11, 2003 and May 17, 2004 (the "2002 CREDIT FACILITY"), in connection with the execution of the Credit Agreement at a cost of approximately $291 million comprised of outstanding principal, interest and related fees and expenses. The Term B facility of the prior credit facility would have matured on June 4, 2008 and the Term A and revolving facilities would have matured on June 4, 2007.


         ITEM 5.02.  ELECTION OF DIRECTOR

                  On August 19, 2004, William P. Weidner was appointed to the board of directors of Las Vegas Sands, Inc. Mr. Weidner has been the President and Chief Operating Officer of Las Vegas Sands, Inc. since December 1995.

                  For more information regarding Mr. Weidner's relationships with the Borrowers and their affiliates, refer to LVSI's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 25, 2004

                                      LAS VEGAS SANDS, INC.



                                      By: /s/ Harry D. Miltenberger
                                          -----------------------------
                                          Name:  Harry D. Miltenberger
                                          Title: Vice President-Finance